UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2018
CATALENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	001-36587 (Commission File Number)	20-8737688 (IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 2.02    Results of Operations and Financial Condition.

On February 5, 2018, Catalent, Inc. (the "Company") issued an earnings release setting forth the Company's second quarter ended December 31, 2017 financial results. The earnings release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 2.02 of this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Audit Committee Chair
As previously reported, Mr. Uwe Röhrhoff, a member of the Company's Board of Directors (the “Board”) notified the Secretary of the Company of his intention to resign from the Board and its Audit Committee effective February 4, 2018 due to his acceptance of a new, full-time position at Perrigo Company plc. At its meeting on January 31, 2018, the Board appointed Mr. Jack Stahl, a current director, as a member of the Board’s Audit Committee and as Mr. Röhrhoff's successor as Chair of that committee, which was effective on February 4, 2018, upon Mr. Röhrhoff’s resignation.
New Chief Financial Officer
On February 5, 2018, the Company announced that Matthew Walsh, its Executive Vice President and Chief Financial Officer (“CFO”), had resigned, effective February 6, 2018, his offices with the Company and would be ending, after a suitable transition, his employment with the Company in order to become the CFO of Allergan plc. Mr. Walsh’s resignation is not due to any disagreement with the Board, the Company, or its management. Mr. Walsh will not be entitled to receive any payment in connection with his departure other than as set forth in his existing employment agreement. The Company also announced that the Board had appointed Wetteny Joseph, currently the President of the Company’s Clinical Supply Services business unit, as Senior Vice President and CFO, also effective February 6, 2018.
Mr. Joseph, 45, has over 20 years of managerial, finance, accounting, and strategic experience, most recently as the President of the Company’s Clinical Supply Services business unit. He joined the Company in 2008 as its Vice President and Corporate Controller, and held senior finance positions through 2015, when he was chosen to lead Clinical Supply Services. Before joining the Company, he held a variety of senior financial positions at the industrial distribution company HD Supply, including as CFO of its $1.2 billion plumbing and HVAC business unit, and as corporate controller for Hughes Supply, a publicly traded, Fortune 500 company that was acquired by HD Supply. At the beginning of his career, Mr. Joseph spent six years at PricewaterhouseCoopers as an auditor and strategic financial advisor across a variety of industries. He earned both his master’s and bachelor degrees in accounting from Florida Atlantic University and is a Certified Public Accountant.
There is no arrangement or understanding between Mr. Joseph and any other person pursuant to which he was selected as CFO. There is also no family relationship between Mr. Joseph and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company entered into an offer letter with Mr. Joseph (the “Offer Letter”) dated January 31, 2018. The terms of Mr. Joseph’s existing severance agreement with the Company, which is in the standard form (the “Form Severance Agreement”) applicable to all senior executives other than the Company’s Chief Executive Officer and is substantially in the form provided as Exhibit 10.3 to the Annual Report on Form 10-K filed September 17, 2010 by the

Company’s wholly owned subsidiary, Catalent Pharma Solutions, Inc. (the “CPS Form 10-K”), shall remain unchanged. The terms of the Offer Letter and the Form Severance Agreement are summarized as follows:
Base Salary. Mr. Joseph’s annual base salary will be $475,000.
Bonus. Mr. Joseph will continue to be eligible for a cash bonus under the terms of the Company’s Management Incentive Plan, or MIP, the incentive-based annual cash bonus plan for its senior executives. His current target of $288,750 will increase to $360,000.
Long-Term Incentive Award. Mr. Joseph’s will continue to participate in the Company’s Long-Term Incentive Plan (the “LTIP”), and his annual target grant will rise to $665,000, which grant will be allocated, like all members of the Company’s executive leadership team, among stock options (30% weighting), restricted stock units (20% weighting), and performance-based restricted stock units (“performance share units”) (50% weighting).
Termination of Employment and Payments. Under his severance agreement, if Mr. Joseph is involuntarily terminated for any reason (including by him for good reason, as defined in the agreement) other than cause (as defined in the agreement), death or disability, he would be entitled to receive severance benefits as follows: (i) a severance payment equal to the sum of annual base salary and target annual bonus, payable in equal installments over the one-year period following the date of termination; and (ii) continued participation for up to one year in the Company’s group health plans (to the extent he was receiving such coverage as of the termination date), at the same premium rates as may be charged from time to time to Catalent’s employees generally. In addition, under the Company’s LTIP, a termination without cause within 18 months of a change in control would result in Mr. Joseph’s unvested awards becoming fully vested and exercisable.
The foregoing descriptions of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Form Severance Agreement, which was included as Exhibit 10.3 to the CPS Form 10-K, are qualified in their entirety by reference to the full text of the Offer Letter and the Form Severance Agreement and are incorporated herein by reference.
In addition to providing the Offer Letter, the Company has agreed to grant to Mr. Joseph, effective February 6, 2018, restricted stock units (“RSUs”) under its 2014 Omnibus Incentive Plan with a grant-date value of $500,000, which RSUs will vest on the third anniversary of the grant date, subject to his continued employment with the Company and his execution of and compliance with an agreement with respect to the grant substantially in the form provided as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed August 5, 2014, the full text of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Earnings release, February 5, 2018, issued by Catalent, Inc.
10.1	Offer letter, dated January 31, 2018 between Wetteny Joseph and Catalent Pharma Solutions, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Senior Vice President & General Counsel and Secretary

Date: February 5, 2018

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